Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-120982 of Seneca Foods Corporation on Form S-3 of our reports dated May 21, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of Seneca Foods Corporation for the year ended March 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/Deloitte & Touche LLP

Rochester, New York
February 24, 2005